EXHIBIT 15

Accountants’ Acknowledgment

The Board of Directors
Foot Locker, Inc.:

We hereby acknowledge our awareness of the use of our report dated August 31, 2005 related to our review of interim financial information in the following Registration Statements:

–	Form S-8 No. 33-10783
–	Form S-8 No. 33-91888
–	Form S-8 No. 33-91886
–	Form S-8 No. 33-97832
–	Form S-8 No. 333-07215
–	Form S-8 No. 333-21131
–	Form S-8 No. 333-62425
–	Form S-8 No. 333-33120
–	Form S-8 No. 333-41056
–	Form S-8 No. 333-41058
–	Form S-8 No. 333-74688
–	Form S-8 No. 333-99829
–	Form S-8 No. 333-111222
–	Form S-8 No. 333-121515
–	Form S-3 No. 33-43334
–	Form S-3 No. 33-86300
–	Form S-3 No. 333-64930

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an independent registered public accounting firm or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP
New York, New York
August 31, 2005